AMENDMENT NO. 1 TO THE LIMITED LIABILITY COMPANY AGREEMENT OF ALLIANCE GAS SERVICES HOLDINGS, LLC BETWEEN ALLEGHENY VENTURES, INC. AND ECA ALLIANCE, LLC

                       WHEREAS, Alliance Gas Services Holdings, LLC, a Maryland limited liability company ("AGSH"), was formed for the purpose of acquiring a 50% general partnership interest in Alliance Energy Services Partnership, a Kentucky general partnership (the "Partnership"), from Alliance Gas Services, Inc., a Kentucky corporation ("AGS"), pursuant to a merger between AGSH and AGS in which AGSH was the surviving entity;

                       WHEREAS, the Limited Liability Company Agreement of AGSH (the "Agreement") was made and entered into by and between Allegheny Ventures, Inc., a Delaware corporation ("Ventures"), and Energy Corporation of America, a West Virginia corporation ("ECA"), executed and effective as of March 1, 2002;

                       WHEREAS, ECA transferred all of its Units (as defined in the Agreement) to ECA Alliance, LLC, a West Virginia limited liability company ("ECA Alliance"), in accordance with Section 13.1(c) of the Agreement (the "Transfer");

WHEREAS, a post-closing valuation of AGSH indicated that the net assets of AGSH were $13,884,498.96 rather than $13,670,000 as contemplated in the Agreement (the "Amended Valuation"); and
WHEREAS, Ventures and ECA Alliance desire to amend the Agreement to reflect the Amended Valuation and corresponding additional capital contribution by each member.
NOW THEREFORE, Ventures and ECA Alliance hereby agree as follows:
Section 1. Exhibit A to the Agreement is amended by replacing "$4,101,000" with "$4,165,349.69".
Section 2. Exhibit B to the Agreement is amended by replacing "$2,734,000" with "$2,776,899.79".

Section 3.      In accordance with the Transfer, ECA Alliance agrees to be bound by all terms and conditions of the Agreement including, without limitation, all terms and provisions relating to the Class B Members and the Initial Class B Member (as defined in the Agreement), as if it had executed the Agreement in lieu of ECA as of the original effective date of the Agreement.

Section 4. All other provisions of the Agreement remain in effect.
IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed on June __, 2002 and made effective as of March 1, 2002.

                                                                     ALLIANCE GAS SERVICES HOLDINGS, LLC

                                                                     By: /s/P. M. Barbas (SEAL)
                                                                     Name:    Paul M. Barbas
                                                                     Title:      Authorized Person

                                                                    ALLEGHENY VENTURES, INC

                                                                    By: /s/ P. M. Barbas (SEAL)
                                                                    Name:     Paul M. Barbas
                                                                    Title:       President

                                                                   WIITHDRAWING MEMBER:

                                                                   ENERGY CORPORATION OF AMERICA

                                                                                By: /s/ Joseph E. Casabona (SEAL)
                                                                                Name:     Joe Casabona
                                                                                Title:       Executive Vice President

                                                                  SUBSTITUTED MEMBER:

                                                                  ECA ALLIANCE, LLC

                                                                               By:      ENERGY CORPORATION
                                                                                          OF AMERICA, its sole member

                                                                               By: /s/ Joseph E. Casabona (SEAL)
                                                                               Name:   Joe Casabona
                                                                               Title:     Executive Vice President